News Release	Contact:
For Immediate Release	James J. Hyland, VP Investor Relations (636) 534-2369 Email: investor.relations@tlcvision.com

TLCVision Reports Second Quarter 2008 Results

ST. LOUIS, MO, August 5, 2008: TLCVision Corporation (NASDAQ:TLCV; TSX:TLC), North America’s premier eye care services company, today reported second quarter earnings for the quarter ended June 30, 2008.

Jim Wachtman, President and Chief Executive Officer of TLCVision, commented, “Our results this quarter in our Lasik businesses were significantly impacted by the weak economy, as evidenced by a consumer confidence index that has declined to a level not seen since the early 1990’s.

In the first quarter, we recorded strong growth in all three of our refractive center patient acquisition channels, and posted record results. In the second quarter, however, we experienced a significant weakening in procedure volume, although our performance was ahead of the overall industry that experienced a decline estimated at 25% to 30%. We continue to gain market share despite lower volumes, with our same-store, majority-owned centers posting a 6.2% procedure decline through the first half of 2008 compared to an industry that is estimated to have declined 20% during the same six month period.

It is also important to remember that approximately 30% of our business volume is in non-discretionary sectors which are less susceptible to economic pressures. Those businesses continue to show solid growth. We continue to remain focused on managing costs, paying down debt and delivering the best clinical care in the industry.”

Second Quarter 2008 Results

•	Revenue for the second quarter was $74.1 million, compared to $80.1 million for the prior year period, a decrease of 7.5%

•	Refractive Centers revenue was $39.1 million, down 16.9% due to a shortfall in same-store, majority-owned center procedures, which totaled 21,333 in the second quarter, a 22.8% decrease from the prior year period. Average revenue per center procedure increased to $1,726, up 4% from the prior year period.

•	Doctor Services revenue increased 2.7% to $25.5 million on the strength of higher surgical and product unit volumes.

•	Eye Care revenue increased 15.8% to $9.5 million as a result of increased franchises and revenue per franchisee.

•	Consolidated net loss for the second quarter was ($2.2) million, compared to net income of $0.9 million for the prior year period. Loss per diluted share for the second quarter was ($0.04), compared to earnings per diluted share of $0.01 for the prior year period.

•	Operating cash flow for the quarter ended June 30, 2008, was ($0.3) million, reflecting a reversal of working capital benefits from the first quarter of 2008.

•	Total debt was reduced during the second quarter by $1.1 million.

Six Month 2008 Results

•	Revenue for the six months ended June 30, 2008 was $164.5 million, compared to $162.4 million for the prior year period, an increase of 1.2%.

•	Refractive Centers revenue was $98.0 million, a decrease of $0.8 million from the prior year period. Same-store, majority-owned center procedures totaled 54,109, a decrease of 6.2%. Average revenue per center procedure increased to $1,713, up 4% from the prior year period.

•	Doctor Services revenue increased 1.5% to $50.6 million.

•	Eye Care revenue increased 14.9% to $15.8 million.

•	Consolidated income for the six months ended June 30, 2008, was $3.9 million, compared to $4.4 million for the prior year period. Earnings per diluted share for the first six months were $0.08 compared to $0.06 for the prior year period.

•	Operating cash flow for the six months ended June 30, 2008, was $22.5 million, or $0.45 per diluted share, compared to $21.7 million, or $0.31 per diluted share, in the prior year period, up 45% on a per diluted share basis.

•	Total debt was reduced during the first six months of 2008 by $7.9 million, or 7.2%.

Second Quarter 2008 Earnings Call

TLCVision invites all interested parties to participate in a conference call during which time the financial and operating results will be discussed. The company will host a conference call and live webcast with investors and analysts on Tuesday, August 5, 2008 at 9:00 am (EDT). To access, please dial 866-303-7746 or 416-641-6141 (international callers). The call will be broadcast live on the company’s web site at www.tlcv.com under the “Webcasts” link in the Investor Relations section.

A replay of the conference call will be available until August 19, 2008. To access the replay, dial 800-408-3053 or 416-695-5800 (international callers) and enter the pass code: 3266437. The call will also be archived on the company’s web site at www.tlcv.com under the “Webcasts” link in the Investor Relations section.

Forward Looking Statements

This press release contains certain forward looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, which statements can be identified by the use of forward looking terminology, such as “may”, “will”, “expect”, ”intend”, “anticipate”, “estimate”, “predict”, “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. The Company’s actual results could differ materially from those anticipated in these forward looking statements as a result of numerous factors, including the timing of expenditures, effects of competition, changes to pricing, acquisitions and expansion opportunities, any of which could cause actual results to vary materially from current results or TLCVision’s anticipated future results. See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. TLCVision assumes no obligation to update the information contained in this press release.

About TLCVision

TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers’ management, technology access service models, extensive optometric relationships, direct to consumer advertising and managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract and Eye Care markets. Information about vision correction surgery can be found on the TLC Laser Eye Centers’ website at www.lasik.com. More information about TLCVision can be found on the Company’s website at www.tlcv.com.

TLC VISION CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)
	Three Months Ended June 30, 2008				Three Months Ended June 30, 2007

	Results Before AMD			Results Before AMD
	Segment	AMD Segment	Total TLCVision	Segment	AMD Segment	Total TLCVision

Revenues:
Refractive centers	$39,057	$—	$39,057	$47,006	$—	$47,006
Doctor services	25,528	-	25,528	24,861	-	24,861
Eye care	9,512	-	9,512	8,214	-	8,214

Total revenues	74,097	-	74,097	80,081	-	80,081

Cost of revenues (excluding amortization):
Refractive centers	29,409	-	29,409	32,705	-	32,705
Doctor services	18,680	-	18,680	17,659	-	17,659
Eye care	4,691	-	4,691	3,959	-	3,959

Total cost of revenues (excluding
amortization)	52,780	-	52,780	54,323	-	54,323

Gross profit	21,317	-	21,317	25,758	-	25,758

General and administrative	6,986	-	6,986	8,940	-	8,940
Marketing and sales	10,209	-	10,209	10,686	-	10,686
Amortization of intangibles	803	-	803	918	-	918
Other (income) expense, net	(359)	—	(359)	96	—	96

Total operating expenses	17,639	-	17,639	20,640	-	20,640

Operating income	3,678	-	3,678	5,118	-	5,118

Gain on sale of OccuLogix, Inc.
stock	-	-	-	-	933	933
Interest income	216	-	216	579	-	579
Interest expense	(2,414)	-	(2,414)	(689)	-	(689)
Minority interest expense	(3,076)	-	(3,076)	(2,643)	-	(2,643)
(Loss) earnings from equity
investments	(319)	-	(319)	499	(1,614)	(1,115)

(Loss) income from continuing
operations before income taxes	(1,915)	-	(1,915)	2,864	(681)	2,183
Income tax expense	(285)	-	(285)	(1,653)	-	(1,653)

(Loss) income from continuing
operations	(2,200)	-	(2,200)	1,211	(681)	530
Income from discontinued
operations, net of tax	-	-	-	346	-	346
			-

Net (loss) income	$(2,200)	$—	$(2,200)	$1,557	$(681)	$876

(Loss) earnings per share — diluted	$(0.04)	$—	$(0.04)	$0.02	$(0.01)	$0.01

Weighted average number of common
shares outstanding — diluted	50,292	50,292	50,292	68,581	68,581	68,581
Note: The AMD segment includes the Company’s interest in OccuLogix, Inc.
TLC VISION CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)
	Six Months Ended June 30, 2008				Six Months Ended June 30, 2007

	Results Before AMD			Results Before AMD
	Segment	AMD Segment	Total TLCVision	Segment	AMD Segment	Total TLCVision

Revenues:
Refractive centers	$98,024	$—	$98,024	$98,790	$—	$98,790
Doctor services	50,591	-	50,591	49,851	-	49,851
Eye care	15,837	-	15,837	13,786	-	13,786

Total revenues	164,452	-	164,452	162,427	-	162,427

Cost of revenues (excluding amortization):
Refractive centers	66,766	-	66,766	66,941	-	66,941
Doctor services	36,821	-	36,821	35,460	-	35,460
Eye care	7,513	-	7,513	6,434	-	6,434

Total cost of revenues (excluding
amortization)	111,100	-	111,100	108,835	-	108,835

Gross profit	53,352	-	53,352	53,592	-	53,592

General and administrative	15,353	-	15,353	18,857	-	18,857
Marketing and sales	21,860	-	21,860	19,121	-	19,121
Amortization of intangibles	1,633	-	1,633	1,702	-	1,702
Other (income) expense, net	(556)	-	(556)	534	-	534

Total operating expense	38,290	-	38,290	40,214	-	40,214

Operating income	15,062	-	15,062	13,378	-	13,378

Gain on sale of OccuLogix, Inc.
stock	-	-	-	-	933	933
Interest income	426	-	426	1,147	-	1,147
Interest expense	(4,890)	-	(4,890)	(1,129)	-	(1,129)
Minority interest expense	(5,892)	-	(5,892)	(5,091)	-	(5,091)
(Loss) earnings from equity
investments	(102)	-	(102)	1,310	(4,131)	(2,821)

Income (loss) from continuing
operations before income taxes	4,604	-	4,604	9,615	(3,198)	6,417
Income tax expense	(732)	-	(732)	(2,604)	-	(2,604)

Income (loss) from continuing
operations	3,872	-	3,872	7,011	(3,198)	3,813
Income from discontinued
operations, net of tax	-	-	-	541	-	541
			-

Net income (loss)	$3,872	$—	$3,872	$7,552	$(3,198)	$4,354

Earnings (loss) per share — diluted	$0.08	$—	$0.08	$0.11	$(0.05)	$0.06

Weighted average number of common
shares outstanding — diluted	50,293	50,293	50,293	69,104	69,104	69,104

Note: The AMD segment includes the Company’s interest in OccuLogix, Inc.
TLC VISION CORPORATION
CONSOLIDATING BALANCE SHEETS
(In thousands)
		June 30, 2008			December 31, 2007
			-
	Results Before AMD			Results Before AMD
	Segment	AMD Segment	Total TLCVision	Segment (Unaudited)	AMD Segment (Unaudited)	Total TLCVision

ASSETS
Current assets
Cash and cash equivalents	$14,061	$—	$14,061	$12,925	$—	$12,925
Accounts receivable, net	18,655	-	18,655	18,076	-	18,076
Prepaid expenses, inventory and
other	14,771	-	14,771	14,882	-	14,882

Total current assets	47,487	-	47,487	45,883	-	45,883

Restricted cash	208	-	208	1,101	-	1,101
Investments and other assets	17,711	-	17,711	17,524	-	17,524
Goodwill	101,895	-	101,895	94,346	-	94,346
Other intangible assets, net	15,474	-	15,474	17,020	-	17,020
Fixed assets, net	57,505	-	57,505	61,936	-	61,936

Total assets	$240,280	$—	$240,280	$237,810	$—	$237,810

LIABILITIES
Current liabilities
Accounts payable	$23,427	$—	$23,427	$17,177	$—	$17,177
Accrued liabilities	22,270	-	22,270	28,115	-	28,115
Current maturities of long-term debt	7,716	-	7,716	11,732	-	11,732

Total current liabilities	53,413	-	53,413	57,024	-	57,024

Long-term debt, less current
maturities	94,524	-	94,524	98,417	-	98,417
Other long-term liabilities	9,878	-	9,878	5,023	-	5,023
Minority interests	15,941	-	15,941	15,224	-	15,224

Total liabilities	173,756	-	173,756	175,688	-	175,688

STOCKHOLDERS’ EQUITY
Common stock	310,049	28,501	338,550	308,972	28,501	337,473
Option and warrant equity	745	-	745	837	-	837
Other comprehensive income	(1,239)	-	(1,239)	(784)	-	(784)
Accumulated deficit	(243,031)	(28,501)	(271,532)	(246,903)	(28,501)	(275,404)

Total stockholders’ equity	66,524	-	66,524	62,122	-	62,122

Total liabilities and stockholders’ equity	$240,280	$—	$240,280	$237,810	$—	$237,810

Note: The AMD segment includes the Company’s interest in OccuLogix, Inc.

TLC VISION CORPORATION
CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands, except per share amounts)
	Six Months Ended June 30, 2008				Six Months Ended June 30, 2007

	Results Before AMD			Results Before AMD
	Segment	AMD Segment	Total TLCVision	Segment	AMD Segment	Total TLCVision

OPERATING ACTIVITIES
Net income (loss)	$3,872	$—	$3,872	$7,552	$(3,198)	$4,354

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,877	-	9,877	9,134	-	9,134
Deferred taxes	-	-	-	1,939	-	1,939
Minority interests	5,892	-	5,892	5,300	-	5,300
Loss from equity investments	102	-	102	(1,310)	4,131	2,821
Gain on sales and disposals of
fixed assets	(289)	-	(289)	(81)	-	(81)
Gain on sale of Occulogix, Inc.
stock	-	-	-	-	(933)	(933)
Gain on sale of businesses	(145)	—	(145)	—	—	—
Non-cash compensation expense	711	-	711	731	-	731
Other	354	-	354	117	-	117
Changes in operating assets and liabilities, net of acquisitions
and dispositions:	2,173	-	2,173	(1,681)	-	(1,681)

Cash provided by operating
activities	22,547	-	22,547	21,701	-	21,701

	—			—
INVESTING ACTIVITIES	—			—
Purchases of fixed assets	(1,957)	-	(1,957)	(7,281)	-	(7,281)
Proceeds from sales of fixed assets	550	-	550	268	-	268
Proceeds from sale of Occulogix,
Inc. stock, net	-	-	-	2,000	-	2,000
Distributions and loan payments
received from equity investments	945	-	945	1,857	-	1,857
Acquisitions and equity investments	(7,533)	-	(7,533)	(3,889)	-	(3,889)
Divestitures of business	1,179	—	1,179	—	—	—
Proceeds from sales of short-term
investments	-	-	-	17,375	-	17,375
Purchases of short-term investments	-	-	-	(5,800)	-	(5,800)
Other	(28)	—	(28)	33	—	33

Cash (used in) provided by
investing activities	(6,844)	-	(6,844)	4,563	-	4,563

	—			—
FINANCING ACTIVITIES	—			—
Restricted cash movement	893	—	893	—	—	—
Principal payments of debt
financing and capital leases	(17,411)	-	(17,411)	(3,497)	-	(3,497)
Proceeds from debt financing	7,385	-	7,385	85,317	-	85,317
Capitalized debt costs	(534)	-	(534)	(1,631)	-	(1,631)
Distributions to minority interests	(5,175)	-	(5,175)	(4,560)	-	(4,560)
Purchases of treasury stock	-	-	-	(115,748)	-	(115,748)
Proceeds from issuances of common
stock	275	-	275	2,154	-	2,154

Cash used in financing activities	(14,567)	-	(14,567)	(37,965)	-	(37,965)

`	—			—
Net increase in cash and cash
equivalents during the period	1,136	-	1,136	(11,701)	-	(11,701)
Cash and cash equivalents,
beginning of period	12,925	-	12,925	28,917	-	28,917

Cash and cash equivalents, end of period	$14,061	$—	$14,061	$17,216	$—	$17,216

Operating cash flow per diluted share	$0.45	$—	$0.45	$0.31	$—	$0.31

Note: The AMD segment includes the Company’s interest in OccuLogix, Inc.